CONSORCIO MINERO DE MÉXICO CORMIN MEX, S.A. de C.V.
A TRAFIGURA GROUP COMPANY

CMX-71/12

México, December 12th, 2012

DON DAVID GOLD S.A. de C.V.

Att : Mr. Bill Ried / Mr. Jason Reid

Ref. : Proposal Improvement over Contracts No. 103-11CMX-019-0-P Zinc Concentrates, No. 203-11CMX-020-1-P Lead Concentrates, 303-11CMX-028-1-P Copper Concentrates

Dear Sirs,

On behalf of Trafigura Group through its wholly owned subsidiary Cormin Mexico, we are glad to submit to the improvement in terms and conditions over our existing contract and its extension until December 2013.
As per following terms and conditions:

ZINC CONCENTRATES

1. QUALITY

El Aguila`s zinc concentrates, with assays estimated as follows:

Zn	50-55%
Ag	350-500 grm
Au	4-8 grms
Pb	1-2%
Sb	0.07%
Cd	0.41%
Bi	0.004%
As	0.1-0.2%
S	30%
Fe	3-5%
F	170-200 ppm
SiO2	3-4%
Hg	8-20 ppm
Ni	20-30 ppm
Se	130-150 ppm
Te	20-30 ppm
Co	15-25 ppm

The concentrate shall otherwise be free from deleterious impurities harmful to the smelting and / or refining processes. In the event of a significant deviation both parties shall agree to discuss a solution in good faith in line with the prevailing market.

2. **TONNAGE**

100% of El Aguila`s zinc concentrates production estimated between 1500 to 2000 wmt per month between January 2013 to December 2013

In case of production increases, Seller shall inform Buyer in order to agree on a shipping schedule based on the actual production rate

3. **PRICE**

Deductions

Treatment Charge
US$ 190 /dmt delivered DAP Manzanillo or parity

This treatment charge is based on a zinc price of US$ 2,000 /dmt and will increase by US$ 0.12 for each US$1.0 dollar that the final zinc price is over US$ 2,000 /dmt

4. **WEIGHING, SAMPLING AND MOISTURE DETERMINATION**

The operations of weighing, sampling and moisture determination shall be carried out by Impala Warehousing S.A. de C.V. in Manzanillo, Colima, Mexico in the usual technical manner in accordance with standard international practices. Sampling shall be done on top of the truck doing 60 increments with a drill for quality sample and 5 increments for moisture sample. The moisture and the wet weight thus determined, less a weight franchise at 0.5% (zero point thirty percent), shall be final and binding for settlement purposes, save for fraud or manifest error.

Seller shall have the right to appoint an internationally recognized supervision company to conduct supervision of these operations. The costs of these operations shall be borne by the Seller.
The size of the lots for sampling purposes shall be approximately 300 (three hundred) wet metric tons.
The final contents for all elements shall be calculated on a lot-by-lot basis. The sum of the individual lot contents will constitute the total of the shipment.

The samples are taken, prepared and sealed in the presence of Seller's surveyor. Each party shall give their sample dispatch instructions and can receive 3 sets of samples for every composite lot prepared.
Reserve samples are kept in case of an eventual umpire and are dispatched directly from Impala to the appointed third party Lab as per instructions received by both Buyer and Seller

5. **OTHERS**

Other terms and conditions remain as per our contract 103-11CMX-19-O-P and its amendments.

LEAD CONCENTRATES

1. **QUALITY**

El Aguila`s lead concentrates, with assays estimated as follows:

Pb	38-57%
Ag	3000-5000 grm
Au	18-40 grms
Zn	8-12%
Sb	0.4/0.6%
Cd	0.09%
Bi	0.01%
As	0.2-0.3%
S	30%
Fe	10-15%
F	170-200 ppm
SiO2	4-5%
Hg	15-20 ppm
Ni	40-50 ppm
Te	20-30 ppm
Co	60-70 ppm

The concentrate shall otherwise be free from deleterious impurities harmful to the smelting and / or refining processes. In the event of a significant deviation both parties shall agree to discuss a solution in good faith in line with the prevailing market.

2. **TONNAGE**

100% of El Aguila`s Lead concentrates production estimated between 400 and 500 wmt per month between January 2013 to December 2013

In case of production increases, Seller shall inform Buyer in order to agree on a shipping schedule based on the actual production rate

3. **PRICE**

Deductions

Treatment Charge
US$ 354 /dmt delivered DAP Manzanillo or parity

This treatment charge is based on a lead price of US$ 2,000 /dmt and will increase by US$ 0.10 for each US$1.0 dollar that the final lead price is over US$ 2,000 /dmt

Refining Charge

Silver: US$ 2.6 (two point six) per payable troy ounce of silver
Basis in a price of US$24 (twenty four) per ounce, and increase US$0.085(zero point zero eight five) per each US 1.00/MT the final AG price is above US$24 (twenty four) per ounce

4. **WEIGHING, SAMPLING AND MOISTURE DETERMINATION**

The operations of weighing, sampling and moisture determination shall be carried out by Impala Warehousing S.A. de C.V. in Manzanillo, Colima, Mexico in the usual technical manner in accordance with standard international practices. Sampling shall be done on top of the truck doing 80 increments with a drill for quality sample and 5 increments for moisture sample. The moisture and the wet weight thus determined, less a weight franchise at 0.5% (zero point thirty percent), shall be final and binding for settlement purposes, save for fraud or manifest error.

Seller shall have the right to appoint an internationally recognized supervision company to conduct supervision of these operations. The costs of these operations shall be borne by the Seller.
The size of the lots for sampling purposes shall be approximately 150 (one hundred and fifty) wet metric tons. The final contents for all elements shall be calculated on a lot-by-lot basis. The sum of the individual lot contents will constitute the total of the shipment.

The samples are taken, prepared and sealed in the presence of Seller's surveyor. Each party shall give their sample dispatch instructions and can receive 3 sets of samples for every composite lot prepared.
Reserve samples are kept in case of an eventual umpire and are dispatched directly from Impala to the appointed third party Lab as per instructions received by both Buyer and Seller

5. **OTHERS**

Other terms and conditions remain as per our contract 203-11CMX-20-O-P and its amendment Nro 1

COPPER CONCENTRATES

1. **QUALITY**

El Aguila`s copper concentrates, with assays estimated as follows:

Cu	24-26%
Ag	15,000-20,000 grm
Au	25-40 grms
Zn	1.5-2%
Pb	10-13% max 15%
Sb	1.7%
Cd	200-300 ppm
Bi	0.1%
As	0.6-0.8%
S	28-30%
Fe	28-30%
F	110-120 ppm
Hg	15-20 ppm

The concentrate shall otherwise be free from deleterious impurities harmful to the smelting and / or refining processes. In the event of a significant deviation both parties shall agree to discuss a solution in good faith in line with the prevailing market.

2. **TONNAGE**

100% of El Aguila`s copper concentrates production estimated between 250 and 300 wmt per month between January 2013 to December 2013

In case of production increases, Seller shall inform Buyer in order to agree on a shipping schedule based on the actual production rate

3. **PRICE**

Deductions

Treatment Charge
US$ 340 /dmt delivered DAP Manzanillo or parity

Refining Charges

Copper
US $cent 34 (thirty four per payable per payable pound of copper. This refining charge shall be increased by 10% (ten percent) for each US$ 1.00 (US$ one) the final copper price exceeds US$ 3.75 (US$ three point seventy five) per pound.

Silver
US $2 (two) per payable troy ounce of silver
Basis in a price if US$ 35(thirty five) per ounce, and increase of US $0.085 (zero point zero eight five) per each USD $1/mt (one) the final price is above US$35(thirty five) per ounce

4. **Penalties**
Lead + Zinc
USD $2.5 (two point five) per dry metric ton of the concentrate for each 1% (one percent) the final combined lead plus zincs content exceeds 3%(three percent)

5. **WEIGHING, SAMPLING AND MOISTURE DETERMINATION**

The operations of weighing, sampling and moisture determination shall be carried out by Impala Warehousing S.A. de C.V. in Manzanillo, Colima, Mexico in the usual technical manner in accordance with standard international practices. Sampling shall be done on top of the truck doing 80 increments with a drill for quality sample and 5 increments for moisture sample. The moisture and the wet weight thus determined, less a weight franchise at 0.5% (zero point thirty percent), shall be final and binding for settlement purposes, save for fraud or manifest error.

Seller shall have the right to appoint an internationally recognized supervision company to conduct supervision of these operations. The costs of these operations shall be borne by the Seller.
The size of the lots for sampling purposes shall be approximately 150 (one hundred and fifty) wet metric tons. The final contents for all elements shall be calculated on a lot-by-lot basis. The sum of the individual lot contents will constitute the total of the shipment.

The samples are taken, prepared and sealed in the presence of Seller's surveyor. Each party shall give their sample dispatch instructions and can receive 3 sets of samples for every composite lot prepared.
Reserve samples are kept in case of an eventual umpire and are dispatched directly from Impala to the appointed third party Lab as per instructions received by both Buyer and Seller

6. OTHERS

Other terms and conditions remain as per our contract 303-11CMX-28-O-P and its amendments

Both parties agree to discus in good faith a off take agreement for 2014 , this discussion shall be done during last quarter 2013 by both parties in order to establish a mutual agreement in good faith for the terms and conditions for the next period . The International market terms from the main mining and smelter companies in the world will take into consideration to determinate the terms and conditions of the off take agreement. The previous one will be subject to a satisfactory agreement to both parties.

The contract will be renew in a monthly basis during the first three months of 2013 due to a trial of weight and sampling procedures. If the trial is satisfactory the contract will be signed for the rest of the year. The commercial terms will remain the same for 2013 year.

If you have any question or comments, please don't hesitate to contact me

Best Regards,

Maribel Balandrano

Maribel Balandrano and Edmundo Vidal
Consorcio Minero de Mexico, Cormin Mex S.A. de C.V.
a Trafigura Group Company